UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
 of the Securities Exchange Act of 1934

October 4, 2016
 Date of Report (Date of earliest event reported)

KONARED CORPORATION
 (Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

1101 Via Callejon #200, San Clemente, CA 92673-4230
 (Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
 (Registrant's telephone number)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2016 at a meeting of the Board of Directors (the 'Board') of KonaRed Corporation (the 'Company'), the Company appointed Mr. Bradley E. Paris and Mr. Kyle Redfield as additional directors of the Company. This brings the composition of the Board to six members.

Bradley Paris has worked as an executive in the food and beverage industry leading a range of business functions. Mr. Paris spent 12 years with POM Wonderful, LLC and its parent company, now named The Wonderful Company. While at POM, Mr. Paris was Vice President & General Manager of the company's fresh fruit and industrial ingredient divisions in which he led periods of dramatic growth. After leaving POM in 2013, he was President of a startup frozen food venture called Wild Veggie that was part of the Otsuka Company holding group. He returned briefly to POM Wonderful in 2015 serving as Interim CFO/COO before accepting a role as COO for coconut water company Harmless Harvest. In 2016, Mr. Paris joined meal replacement startup Soylent as COO. Mr. Paris earned his undergraduate degree from Duke University in Civil & Environmental Engineering and received an MBA from Kellogg (Northwestern) and currently resides in Los Angeles. We believe Mr. Paris is qualified to serve on the board because of his knowledge and extensive experience in the food & beverage industry as well as with the supermarket and club store channels in which we sell our products. Mr. Paris was issued 150,000 restricted common shares as an inducement to join the Board. Other than this shares issuance, there are no compensation agreements in place or anticipated at this date to compensate Mr. Paris for his services on the Board and he has not yet been appointed to any committees of the Board.

Kyle Redfield joined the Company on August 10, 2015 as its new President and Chief Operating Officer and his strong contribution has been recognized through this appointment to the Board. Mr. Redfield's role at KonaRed is to oversee global sales efforts, new product development, staff management, forecasting, production, distribution and day-to-day operations. Under his direction, the Company introduced its highly successful new line of Cold Brew Coffees and sales of this new product line have contributed substantially to the Company's year over year sales increase. Mr. Redfield has also led and implemented corporate initiatives that have resulted in dramatic increase in the company's margins, sales growth and operating efficiency since joining the company. There are no compensation agreements in place or anticipated at this date to compensate Mr. Redfield for his services on the Board and he has not yet been appointed to any committees of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
 October 12, 2016